UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 31, 2017
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard London, United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)
+44 203429-3950
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Pension Plans
On December 31, 2017, FMC Technologies, Inc., a wholly owned subsidiary of TechnipFMC plc, amended the FMC Technologies, Inc. Amended and Restated FMC Technologies, Inc. Employees’ Retirement Program Part I Salaried and Nonunion Hourly Employees’ Retirement Plan and the FMC Technologies, Inc. Salaried Employees’ Equivalent Retirement Plan (the “Plans”) to freeze benefit accruals for all participants of the Plans as of December 31, 2017. After that date, participants in the Plans will no longer accrue any further benefits and participants’ benefits under the Plans will be determined based on credited service and eligible earnings as of December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

By: /s/ Dianne B. Ralston
Dated: January 2, 2018	Name: Dianne B. Ralston
Title: Executive Vice President, Chief Legal Officer and Secretary